Exhibit 99.01

Valero Energy Reports First Quarter 2017 Results

•	Reported net income attributable to Valero stockholders of $305 million, or $0.68 per share.

•	Invested $641 million of growth and sustaining capital in the first quarter.

•	Returned $629 million in cash to stockholders through dividends and stock buybacks.

•	Incurred $146 million of costs to meet biofuel blending obligations, primarily from the purchase of Renewable Identification Numbers (RINs).

•	Created new VLP segment to report the results of Valero’s majority-owned master limited partnership.

SAN ANTONIO, April 25, 2017 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $305 million, or $0.68 per share, for the first quarter of 2017 compared to $495 million, or $1.05 per share, for the first quarter of 2016. Excluding adjustments shown in the accompanying earnings release tables, first quarter 2016 adjusted net income attributable to Valero stockholders was $283 million, or $0.60 per share.

“Our team finished another quarter with solid operating results despite a heavy maintenance schedule,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “Our focus on safe, reliable operations continues to underpin Valero’s ability to deliver distinctive financial performance even in a soft margin environment.”

Refining
The refining segment reported $647 million of operating income for the first quarter of 2017, compared to $915 million for the first quarter of 2016. First quarter 2017 operating income is in line with first quarter 2016 adjusted operating income of $652 million. The 2016 refining segment results have been retrospectively revised for the effect of reflecting the operating results of Valero Energy Partners LP (NYSE: VLP) as a separate segment consistent with Valero’s current segment presentation, and those revised results have been adjusted to exclude the lower of cost or market inventory valuation adjustment, as shown in the accompanying earnings release tables.

Valero’s refineries achieved 91 percent throughput capacity utilization and averaged 2.8 million barrels per day of throughput volume in the first quarter of 2017, which was in line with the first quarter of 2016.

“Our refining team safely executed turnarounds at the Benicia, Texas City, St. Charles, and Meraux refineries,” Gorder said. “With the bulk of this year’s planned maintenance behind us, our refineries should be well positioned to capture available margin opportunities.”

Biofuel blending costs were $146 million in the first quarter of 2017, which was $15 million lower than the first quarter of 2016, mainly due to lower RINs prices.

Ethanol
The ethanol segment reported $22 million of operating income for the first quarter of 2017, compared to $39 million for the first quarter of 2016. Excluding the lower of cost or market inventory valuation adjustment, as shown in the accompanying earnings release tables, adjusted operating income for the first quarter of 2016 was $9 million. The increase in operating income in the first quarter of 2017 compared to the first quarter 2016 adjusted amount was due primarily to stronger ethanol prices. Ethanol production volumes averaged 4 million gallons per day in the first quarter of 2017, which was 301,000 gallons per day higher than the first quarter of 2016. Strong demand for ethanol exports is expected to continue, and domestic ethanol consumption is projected to improve as gasoline season approaches.

VLP
As disclosed in Valero’s 2016 Form 10-K, management created the VLP segment effective January 1, 2017, which reflects the operations of VLP, to align Valero’s segment reporting with the way its chief operating decision maker manages and allocates resources to the business. For the first quarter of 2017, the VLP segment reported $70 million of operating income, compared to $43 million for the first quarter of 2016. The increase in operating income was driven primarily by contributions from the McKee Terminal Services and the Meraux and Three Rivers Terminal Services businesses, which were acquired by VLP from Valero in the second and third quarters of 2016, respectively.

Corporate and Other
General and administrative expenses were $190 million in the first quarter of 2017. The effective tax rate of 26 percent in the first quarter of 2017 was lower than expected due to a reduction in the statutory tax rate in Quebec and from the favorable resolution of several state income tax audits.

Investing and Financing Activities
Capital investments totaled $641 million in the first quarter of 2017, of which $245 million was for turnarounds and catalyst.

Valero paid $315 million in dividends and purchased 4.7 million shares of its common stock for $314 million, resulting in total cash returned to stockholders of $629 million in the first quarter of 2017. The company continues to target a total payout ratio of at least 75 percent in 2017. Valero defines total payout ratio as the sum of dividends plus stock buybacks divided by adjusted net income from continuing operations attributable to Valero stockholders.

The company generated $988 million of net cash from operating activities. Included in this amount is a working capital benefit of $151 million for the quarter. Excluding working capital, net cash generated was $837 million.

Liquidity and Financial Position
Valero ended the first quarter of 2017 with $8.5 billion of total debt and $4.5 billion of cash and temporary cash investments. The debt to capital ratio, net of $2.0 billion in cash, was approximately 24 percent.

Strategic Update
Valero remains on track to invest $2.7 billion of total capital this year, consisting of $1.1 billion for growth projects and $1.6 billion for sustaining the business. Included in the company’s growth investments are the Diamond Pipeline, the Diamond Green Diesel capacity expansion, the Houston alkylation unit, and the Wilmington cogeneration plant. Sustaining investments include turnarounds and catalyst in addition to Tier 3 gasoline compliance projects.

“U.S. refined product inventories have declined and are within their five-year ranges,” said Gorder. “Demand for gasoline and distillate remains strong both domestically and internationally. Combined with expectations for continued sweet crude oil production growth and relatively low prices for crude and refined products, consumer demand should be robust this year.”

The company exported a total of 365,000 barrels per day of gasoline and diesel during the first quarter.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels and other petrochemical products. Valero, a Fortune 50 company based in San Antonio, Texas, with approximately 10,000 employees, is an independent petroleum refiner and ethanol producer, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 11 ethanol plants with a combined production capacity of 1.4 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are in the Mid-Continent region of the U.S. In addition, Valero owns the 2 percent general partner interest and a majority limited partner interest in Valero Energy Partners LP, a midstream master limited partnership. Valero sells its products in both the wholesale rack and bulk markets, and approximately 7,400 outlets carry Valero’s brand names in the U.S., Canada, the U.K. and Ireland. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Senior Manager – Investor Relations, 210-345-4574
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, adjusted operating income, and gross margin. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of these non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (c) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Statement of income data
Operating revenues	$21,772	$15,714
Costs and expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	19,428	13,507
Lower of cost or market inventory valuation adjustment (a)	—	(293)
Operating expenses	1,117	1,030
General and administrative expenses	190	156
Depreciation and amortization expense	500	485
Total costs and expenses	21,235	14,885
Operating income	537	829
Other income, net	17	9
Interest and debt expense, net of capitalized interest	(121)	(108)
Income before income tax expense	433	730
Income tax expense	112	217
Net income	321	513
Less: Net income attributable to noncontrolling interests	16	18
Net income attributable to Valero Energy Corporation stockholders	$305	$495

Earnings per common share	$0.68	$1.05
Weighted-average common shares outstanding (in millions)	448	469

Earnings per common share – assuming dilution	$0.68	$1.05
Weighted-average common shares outstanding – assuming dilution (in millions)	451	471

Dividends per common share	$0.70	$0.60

See Notes to Earnings Release Tables on Table Page 14.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining (b)	Ethanol	VLP (b)	Corporate and Eliminations	Total
Three months ended March 31, 2017
Operating revenues:
Operating revenues from external customers	$20,887	$885	$—	$—	$21,772
Intersegment revenues	—	60	106	(166)	—
Total operating revenues	20,887	945	106	(166)	21,772
Costs and expenses:
Cost of sales:
Cost of sales from external customers	18,641	787	—	—	19,428
Intersegment cost of sales	166	—	—	(166)	—
Total cost of sales	18,807	787	—	(166)	19,428
Operating expenses	984	109	24	—	1,117
General and administrative expenses	—	—	—	190	190
Depreciation and amortization expense	449	27	12	12	500
Total costs and expenses	20,240	923	36	36	21,235
Operating income	$647	$22	$70	$(202)	$537

Three months ended March 31, 2016
Operating revenues:
Operating revenues from external customers	$14,920	$794	$—	$—	$15,714
Intersegment revenues	—	34	79	(113)	—
Total operating revenues	14,920	828	79	(113)	15,714
Costs and expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment):
Cost of sales from external customers	12,799	708	—	—	13,507
Intersegment cost of sales	113	—	—	(113)	—
Total cost of sales (excluding the lower of cost or market inventory valuation adjustment)	12,912	708	—	(113)	13,507
Lower of cost or market inventory valuation adjustment (a)	(263)	(30)	—	—	(293)
Operating expenses	907	99	24	—	1,030
General and administrative expenses	—	—	—	156	156
Depreciation and amortization expense	449	12	12	12	485
Total costs and expenses	14,005	789	36	55	14,885
Operating income	$915	$39	$43	$(168)	$829

See Operating Highlights by Segment beginning on Table Page 7.
See Notes to Earnings Release Tables on Table Page 14.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$305	$495
Exclude adjustment:
Lower of cost or market inventory valuation adjustment (a)	—	293
Income tax expense related to the lower of cost or market inventory valuation adjustment	—	(81)
Lower of cost or market inventory valuation adjustment, net of taxes	—	212
Adjusted net income attributable to Valero Energy Corporation stockholders	$305	$283

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$0.68	$1.05
Exclude adjustment: Lower of cost or market inventory valuation adjustment, net of taxes (a)	—	0.45
Adjusted earnings per common share – assuming dilution	$0.68	$0.60

See Notes to Earnings Release Tables on Table Page 14.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income
Refining segment (b)
Operating income	$647	$915
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	(263)
Operating expenses	984	907
Depreciation and amortization expense	449	449
Gross margin	$2,080	$2,008

Operating income	$647	$915
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	263
Adjusted operating income	$647	$652

Ethanol segment
Operating income	$22	$39
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	(30)
Operating expenses	109	99
Depreciation and amortization expense	27	12
Gross margin	$158	$120

Operating income	$22	$39
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	30
Adjusted operating income	$22	$9

See Notes to Earnings Release Tables on Table Page 14.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by refining segment region (d)
U.S. Gulf Coast region (b)
Operating income	$373	$419
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	(19)
Operating expenses	572	519
Depreciation and amortization expense	279	256
Gross margin	$1,224	$1,175

Operating income	$373	$419
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	19
Adjusted operating income	$373	$400

U.S. Mid-Continent region (b)
Operating income	$107	$72
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	(5)
Operating expenses	146	135
Depreciation and amortization expense	66	69
Gross margin	$319	$271

Operating income	$107	$72
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	5
Adjusted operating income	$107	$67

See Notes to Earnings Release Tables on Table Page 14.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by refining segment region (d) (continued)
North Atlantic region
Operating income	$197	$403
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	(236)
Operating expenses	132	125
Depreciation and amortization expense	48	50
Gross margin	$377	$342

Operating income	$197	$403
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	236
Adjusted operating income	$197	$167

U.S. West Coast region
Operating income (loss)	$(30)	$21
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	(3)
Operating expenses	134	128
Depreciation and amortization expense	56	74
Gross margin	$160	$220

Operating income (loss)	$(30)	$21
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	3
Adjusted operating income (loss)	$(30)	$18

See Notes to Earnings Release Tables on Table Page 14.

Table Page 6

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	448	427
Medium/light sour crude oil	455	533
Sweet crude oil	1,245	1,172
Residuals	235	289
Other feedstocks	149	136
Total feedstocks	2,532	2,557
Blendstocks and other	306	322
Total throughput volumes	2,838	2,879

Yields (thousand barrels per day)
Gasolines and blendstocks	1,360	1,378
Distillates	1,090	1,067
Other products (e)	425	470
Total yields	2,875	2,915

Operating statistics (b)
Gross margin (c)	$2,080	$2,008
Adjusted operating income (c)	$647	$652
Throughput volumes (thousand barrels per day)	2,838	2,879

Throughput margin per barrel (f)	$8.14	$7.66
Operating costs per barrel:
Operating expenses	3.85	3.46
Depreciation and amortization expense	1.76	1.71
Total operating costs per barrel	5.61	5.17
Adjusted operating income per barrel (g)	$2.53	$2.49

See Notes to Earnings Release Tables on Table Page 14.

Table Page 7

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Operating statistics
Gross margin (c)	$158	$120
Adjusted operating income (c)	$22	$9
Production volumes (thousand gallons per day)	4,041	3,740

Gross margin per gallon of production (f)	$0.43	$0.35
Operating costs per gallon of production:
Operating expenses	0.30	0.29
Depreciation and amortization expense	0.07	0.03
Total operating costs per gallon of production	0.37	0.32
Adjusted operating income per gallon of production (g)	$0.06	$0.03

See Notes to Earnings Release Tables on Table Page 14.

Table Page 8

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
VLP SEGMENT OPERATING HIGHLIGHTS (b)
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Volumes (thousand barrels per day)
Pipeline transportation throughput	962	919
Terminaling throughput	2,734	1,850

Operating statistics
Pipeline transportation revenue	$23	$20
Pipeline transportation revenue per barrel (f)	$0.27	$0.24

Terminaling revenue	$83	$59
Terminaling revenue per barrel (f)	$0.34	$0.35

Total operating revenues	$106	$79

See Notes to Earnings Release Tables on Table Page 14.

Table Page 9

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Refining segment operating statistics by region (d)
U.S. Gulf Coast region (b)
Gross margin (c)	$1,224	$1,175
Adjusted operating income (c)	$373	$400
Throughput volumes (thousand barrels per day)	1,703	1,693

Throughput margin per barrel (f)	$7.98	$7.63
Operating costs per barrel:
Operating expenses	3.73	3.37
Depreciation and amortization expense	1.82	1.66
Total operating costs per barrel	5.55	5.03
Adjusted operating income per barrel (g)	$2.43	$2.60

U.S. Mid-Continent region (b)
Gross margin (c)	$319	$271
Adjusted operating income (c)	$107	$67
Throughput volumes (thousand barrels per day)	445	455

Throughput margin per barrel (f)	$7.98	$6.53
Operating costs per barrel:
Operating expenses	3.65	3.26
Depreciation and amortization expense	1.66	1.66
Total operating costs per barrel	5.31	4.92
Adjusted operating income per barrel (g)	$2.67	$1.61

See Notes to Earnings Release Tables on Table Page 14.

Table Page 10

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Refining segment operating statistics by region (d) (continued)
North Atlantic region
Gross margin (c)	$377	$342
Adjusted operating income (c)	$197	$167
Throughput volumes (thousand barrels per day)	490	472

Throughput margin per barrel (f)	$8.55	$7.94
Operating costs per barrel:
Operating expenses	2.98	2.90
Depreciation and amortization expense	1.11	1.16
Total operating costs per barrel	4.09	4.06
Adjusted operating income per barrel (g)	$4.46	$3.88

U.S. West Coast region
Gross margin (c)	$160	$220
Adjusted operating income (loss) (c)	$(30)	$18
Throughput volumes (thousand barrels per day)	200	259

Throughput margin per barrel (f)	$8.86	$9.34
Operating costs per barrel:
Operating expenses	7.41	5.43
Depreciation and amortization expense	3.10	3.16
Total operating costs per barrel	10.51	8.59
Adjusted operating income (loss) per barrel (g)	$(1.65)	$0.75

See Notes to Earnings Release Tables on Table Page 14.

Table Page 11

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2017	2016
Feedstocks (dollars per barrel)
Brent crude oil	$54.65	$35.14
Brent less West Texas Intermediate (WTI) crude oil	2.82	1.90
Brent less Alaska North Slope (ANS) crude oil	0.82	0.69
Brent less Louisiana Light Sweet (LLS) crude oil (h)	1.13	0.05
Brent less Argus Sour Crude Index (ASCI) crude oil (i)	5.05	5.37
Brent less Maya crude oil	9.93	9.09
LLS crude oil (h)	53.52	35.09
LLS less ASCI crude oil (h) (i)	3.92	5.32
LLS less Maya crude oil (h)	8.80	9.04
WTI crude oil	51.83	33.24

Natural gas (dollars per million British Thermal Units)	2.95	1.93

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	8.78	7.81
Ultra-low-sulfur diesel less Brent	11.12	7.92
Propylene less Brent	1.22	(2.39)
CBOB gasoline less LLS (h)	9.91	7.86
Ultra-low-sulfur diesel less LLS (h)	12.25	7.97
Propylene less LLS (h)	2.35	(2.34)
U.S. Mid-Continent:
CBOB gasoline less WTI	12.71	10.00
Ultra-low-sulfur diesel less WTI	13.99	11.03
North Atlantic:
CBOB gasoline less Brent	8.68	10.30
Ultra-low-sulfur diesel less Brent	12.06	9.53
U.S. West Coast:
CARBOB 87 gasoline less ANS	16.77	17.34
CARB diesel less ANS	14.84	11.19
CARBOB 87 gasoline less WTI	18.77	18.55
CARB diesel less WTI	16.84	12.40
New York Harbor corn crush (dollars per gallon)	0.23	0.13

See Notes to Earnings Release Tables on Table Page 14.

Table Page 12

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	March 31,	December 31,
	2017	2016
Balance sheet data
Current assets	$15,908	$16,800
Cash and temporary cash investments included in current assets	4,463	4,816
Inventories included in current assets	6,025	5,709
Current liabilities	7,899	8,328
Current portion of debt and capital lease obligations included in current liabilities	120	115
Debt and capital lease obligations, less current portion	8,369	7,886
Total debt and capital lease obligations	8,489	8,001
Valero Energy Corporation stockholders’ equity	19,825	20,024

	Three Months Ended March 31,
	2017	2016
Cash flow data
Net cash provided by operating activities	$988	$640

See Notes to Earnings Release Tables on Table Page 14.

Table Page 13

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES

(a)
During the three months ended March 31, 2016, we recorded a change in our lower of cost or market inventory valuation reserve that was established on December 31, 2015, resulting in a noncash benefit of $293 million ($263 million and $30 million attributable to our refining and ethanol segments, respectively).

(b)
Effective January 1, 2017, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business and created a new reportable segment — VLP. The results of VLP, which are those of our majority-owned master limited partnership referred to by the same name, were transferred from the refining segment. Comparable prior period information for our refining segment (as well as that segment’s U.S. Gulf Coast and Mid-Continent regions) and VLP segment has been retrospectively adjusted to reflect our current segment presentation.

(c)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes the utility of these measures.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the lower of cost or market inventory valuation adjustment and its related income tax effect.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted average shares outstanding in the applicable period, assuming dilution.

◦	Gross margin is defined as operating income excluding the lower of cost or market inventory valuation adjustment, operating expenses, and depreciation and amortization expense.

◦	Adjusted operating income is defined as operating income excluding the lower of cost or market inventory valuation adjustment.

(d)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(e)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(f)
Throughput margin per barrel represents gross margin (defined in (c) above) for our refining segment or refining regions divided by the respective throughput volumes. Gross margin per gallon of production represents gross margin (defined in (c) above) for our ethanol segment divided by production volumes. Pipeline transportation revenue per barrel and terminaling revenue per barrel represents pipeline transportation revenue and terminaling revenue for our VLP segment divided by pipeline transportation throughput and terminaling throughput volumes, respectively. Throughput and production volumes are calculated by multiplying throughput and production volumes per day (as provided in the accompanying tables) by the number of days in the applicable period.

(g)
Adjusted operating income per barrel represents adjusted operating income (defined in (c) above) for our refining segment or refining regions divided by the respective throughput volumes. Adjusted operating income per gallon of production represents adjusted operating income (defined in (c) above) for our ethanol segment divided by production volumes. Throughput and production volumes are calculated by multiplying throughput and production volumes per day (as provided in the accompanying tables) by the number of days in the applicable period.

(h)
Average market reference prices for LLS crude oil, along with price differentials between the price of LLS crude oil and other types of crude oils are reflected without adjusting for the impact of the futures pricing for the corresponding delivery

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES (Continued)

month. Therefore, the prices reported reflect the prompt month pricing only, without an adjustment for futures pricing (known in the industry as the Calendar Month Average (CMA) “roll” adjustment). We previously had provided average market reference prices that included the CMA “roll” adjustment. Accordingly, the average market reference price for LLS crude oil and price differentials for LLS crude oil for the three months ended March 31, 2016 have been adjusted to conform to the current presentation.

(i)
Average market reference price differentials to Mars crude oil have been replaced by average market reference price differentials to Argus Sour Crude Index (ASCI) crude oil. Mars crude oil is one of the three grades of sour crude oil used to create ASCI crude oil, and therefore, ASCI crude oil is a more comprehensive price marker for medium sour crude oil. Accordingly, the price differentials for ASCI crude oil for the three months ended March 31, 2016 are included to conform to the current presentation.

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